Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Tel-Instrument Electronics Corp.

East Rutherford, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-18978) of Tel-Instrument Electronics Corp. of our report dated June 29, 2021, relating to the consolidated financial statements for the years ended March 31, 2021 and 2020 which appear in this Annual Report on Form 10-K.

/s/ Friedman, LLP

Marlton, New Jersey

June 29, 2021